                                                                    EXHIBIT 10.1

The following form of Securities Purchase Agreement was entered into with each of the following Investors:


                                                       Number of        Number of
                                                        Shares          Warrants            Total
          Name                                         Purchased        Purchased       Purchase Price
          ----                                         ---------        ---------       --------------
BayStar Capital II, L.P.                                1,250,000        250,000          $3,500,000
Crestview Capital Fund, LP                                 35,715          7,143            $100,000
Crestview Capital Fund II, LP                             419,643         83,929          $1,175,000
Crestview Capital Offshore Fund, Inc.                       8,928          1,785             $25,000
UMBTRU for benefit of SBL Fund Series J                   875,000        175,000          $2,450,000
UMBTRU for benefit of Security Mid Cap Growth Fund        375,000         75,000          $1,050,000
SF Capital Partners Ltd.                                  571,428        114,286          $1,600,000
Special Situations Cayman Fund, L.P.                      142,857         28,572            $400,000
Special Situations Fund III, L.P.                         571,428        114,286          $1,600,000
U.S. Bank, N.A., FBO Heartland Value Plus Fund            642,857        128,572          $1,800,000
                                                        ---------        -------         -----------
TOTAL:                                                  4,892,856        978,573         $13,700,000
                                                        ---------        -------         -----------


                         INSTRUCTION SHEET FOR INVESTOR
    (to be read in conjunction with the entire Securities Purchase Agreement)

A.      Complete the following items in the Securities Purchase Agreement:

                1. Provide the information regarding the Investor requested on the signature page (page 2). Please submit a separate Securities Purchase Agreement for each individual fund/entity that will hold the Securities. The Securities Purchase Agreement must be executed by an individual authorized to bind the Investor.

                2. Return the signed Securities Purchase Agreement, via overnight mail, to:

                        Orthovita, Inc.
                        45 Great Valley Parkway
                        Malvern, PA 19355
                        Attn: Joseph M. Paiva, Chief Financial Officer
                        Tel: (610) 640-1775
                        Fax: (610) 640-2603

                    and fax copies to:

                        SG Cowen Securities Corporation
                        1221 Avenue of the Americas
                        New York, NY  10020
                        Attn: Richard E. Gormley, Managing Director, Private
                              Equity
                        Tel: (212) 278-5446
                        Fax: (212) 278-5503

                        and

                        Morgan, Lewis & Bockius LLP
                        1701 Market St.
                        Philadelphia, PA  19103
                        Attn: Christine J. Arasin, Esq.
                        Tel: (215) 963-5000
                        Fax: (215) 963-5001

        An executed original Securities Purchase Agreement or a fax thereof must be received by 5:00 p.m. Eastern Time on a date to be determined and distributed to the Investor at a later date.

B. Instructions regarding the transfer of funds for the purchase of Securities will be faxed to the Investor by the Company at a later date.

C. To resell the Securities after the Registration Statement covering the Shares and the Common Stock underlying the Warrants is effective:

                1. Provided that a Suspension of the Registration Statement pursuant to Section 7.2(c) of the Securities Purchase Agreement is not then in effect pursuant to the terms of the Securities Purchase Agreement, the Investor may sell Shares and Common Stock received upon exercise of the Warrants under the Registration Statement, subject to the notification provisions in the Securities Purchase Agreement, provided that it arranges for delivery of a current Prospectus to the transferee. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to each Investor and to supply copies to any other parties requiring such Prospectuses.

                2. The Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale in the form attached as Exhibit B to the Securities Purchase Agreement, so that the Shares and Common Stock received upon exercise of the Warrants may be properly transferred.

                                                                    CONFIDENTIAL

                          SECURITIES PURCHASE AGREEMENT

Orthovita, Inc.
45 Great Valley Parkway
Malvern, PA  19355

Ladies & Gentlemen:

        The undersigned, _________________________________ (the "Investor"),
hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement (the "Agreement") is made as of June 26, 2003 between Orthovita, Inc., a Pennsylvania corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance of up to (i) 4,892,856 shares (the "Shares") of common stock of the Company, $.01 par value per share (the "Common Stock"), and (ii) warrants (each, a "Warrant," and collectively, the "Warrants"), in substantially the form attached hereto as Exhibit A to the Securities Purchase Agreement, to purchase an aggregate of approximately 978,573 shares of Common Stock, to certain investors in a private placement (the "Offering"). This Agreement and the Warrant purchased by the Investor hereunder are referred to together as the "Transaction Documents."

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor __________ Shares, for a purchase price of $2.80 per share, or an aggregate purchase price of $______________, and Warrants to purchase one share of Common Stock for every five Shares purchased by the Investor having an exercise price of $4.00 per underlying share, pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the "Terms and Conditions"). The sale and purchase of the Shares and Warrants shall occur in two closings, with _____ Shares and Warrants to purchase ______ shares of Common Stock to be purchased at the first closing (for a purchase price of $_________), and ________ Shares and Warrants to purchase ______ shares of Common Stock to be purchased at the second closing (for a purchase price of $_________). The Investor agrees and acknowledges that the second closing is subject to the approval of the Company's shareholders. Unless otherwise requested by the Investor, certificates representing the Securities purchased by the Investor will be registered in the Investor's name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company, (c) it is not a registered broker-dealer, and (d) it has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. ("NASD") member as of the date hereof.
Exceptions:
_______________________________________________________________________________

_______________________________________________________________________________.

  (If no exceptions, write "none." If left blank, response will be deemed to be
                                    "none.")

5. The Investor represents that the following person will have, or the following persons will share, voting power and investment control over the Shares and the shares of Common Stock issuable upon the exercise of the Warrants as of the date on which the Company files the Registration Statement (as defined in Annex I) with the Securities and Exchange Commission:

_______________________________________________________________________________

_______________________________________________________________________________.

                                                                    CONFIDENTIAL

        Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraphs 4 and 5 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I).

AGREED AND ACCEPTED:
ORTHOVITA, INC.                           INVESTOR

By:                                       By:
    -----------------------------------       ----------------------------------
    Antony Koblish
    Chief Executive Officer               Print Name:
                                                      --------------------------
                                          Title:
                                                 -------------------------------
                                          Address:
                                                   -----------------------------
                                          Tax ID No.:
                                                      --------------------------
                                          Contact name:
                                                        ------------------------
                                          Telephone:
                                                     ---------------------------
                                          Name in which securities should be
                                          registered (if different):

                                          --------------------------------------

                                                                    CONFIDENTIAL

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES OR OF THE SECURITIES PURCHASE AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES ARE BEING OFFERED PURSUANT TO EXEMPTIONS FROM REGISTRATION REQUIREMENTS PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT, REGULATION D AND RULE 506 THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. THE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                     ANNEX I

                 TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

        1. Authorization and Sale of the Securities. Subject to these Terms and Conditions, the Company has authorized the sale and issuance of (i) up to 4,892,856 Shares and (ii) Warrants to purchase up to 978,573 shares of Common Stock, and the reservation of the shares of Common Stock for which the Warrants are exercisable (the "Underlying Shares"). The Shares, Warrants and Underlying Shares are collectively referred to herein as the "Securities."

        2.      Agreement to Sell and Purchase the Securities; Subscription
Date.

                2.1 At each of the First Closing and the Second Closing (as such terms are defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Warrants to purchase the number of shares of Common Stock set forth, with respect to each such closing, in
Section 3 of the Securities Purchase Agreement to which these Terms and Conditions are attached as Annex I at the purchase price set forth thereon.

                2.2 The Company may enter into the same form of Securities Purchase Agreement, including these Terms and Conditions, with certain other investors (the "Other Investors") and expects to complete sales of Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and the Securities Purchase Agreement to which these Terms and Conditions are attached and the Securities Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements.") The Company may accept executed Agreements from Investors for the purchase of Shares and Warrants commencing upon the date on which the Company provides the Investors with the proposed purchase price per Share and exercise price per Underlying Share and concluding upon the date (the "Subscription Date") on which the Company has notified SG Cowen Securities Corporation, in its capacity as placement agent for this transaction (the "Placement Agent"), in writing that it is no longer accepting additional Agreements from Investors for the purchase of Securities. The Company may not enter into any Agreements after the Subscription Date.

                2.3 The obligations of the Investor under this Agreement or any related document are several and not joint with the obligations of the Other Investors under the Agreements or any related documents to which

                                                                    CONFIDENTIAL
such Other Investors are party, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any such other Agreements or documents. Nothing contained herein or in any related documents, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute any two or more of the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the related documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

        3.      Closings; Delivery of the Shares at Closings.

                3.1 The first closing of the purchase and sale of the Shares and Warrants contemplated under this Agreement (the "First Closing") will take place on or before June 30, 2003, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, Company counsel. The date on which the First Closing occurs is the "First Closing Date." At the First Closing, the Company shall deliver to the Investor, versus payment therefor, one or more stock certificates representing the number of Shares and a Warrant to purchase the number of shares of Common Stock set forth, with respect to the First Closing, in Section 3 of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor.

                        (a) The Company's obligation to issue the Shares and Warrants to the Investor at the First Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Securities being purchased hereunder at the First Closing as set forth in Section 3 of the Securities Purchase Agreement; (ii) completion of the purchases and sales for the First Closing under the Agreements with the Other Investors; and (iii) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the First Closing.

                        (b) The Investor's obligation to purchase the Shares and Warrants at the First Closing shall be subject to the following conditions, any one or more of which may be waived by the Investor: (i) the representations and warranties of the Company set forth herein shall be true and correct as of the First Closing Date in all material respects; (ii) the purchases and sales for the First Closing under the Agreements with the Investors shall be completed for an amount not less than $7,500,000, with up to $7,500,000 subject to the Second Closing; (iii) the Investor shall have received such documents as such Investor shall reasonably have requested, including compliance and Secretary's certificates and a standard opinion of Company counsel as to the matters set forth in Section 4.2(a) hereof, and, with respect to the Securities purchased at the First Closing, the matters set forth in Sections 4.2(b) and 4.2(c) hereof and, subject to the accuracy of the information and the representations and warranties required to be provided by each Investor, as to exemption from the registration requirements of the Securities Act of the sale of the Securities and (iv) the Investor, or the nominee designated by the Investor, shall receive delivery, within one business day after the First Closing Date, of one or more stock certificates representing the number of Shares and Warrants to purchase the number of shares of Common Stock with respect to the First Closing as set forth in Section 3 of the Securities Purchase Agreement.

                3.2 The second closing of the purchase and sale of the Shares and Warrants contemplated under this Agreement (the "Second Closing") will take place as promptly as practicable, but no later than three (3) business days following satisfaction or waiver of the conditions set forth in Section 3.2(a) and 3.2(b), at the offices of the Company's counsel. The date on which the Second Closing occurs is the "Second Closing Date." At the Second Closing, the Company shall deliver to the Investor, versus payment therefor, one or more stock certificates representing the number of Shares and a Warrant to purchase the number of shares of Common Stock set forth, with respect to the Second Closing, in Section 3 of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor.

                        (a) The Company's obligation to issue the Shares and Warrants to the Investor at the Second Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Securities being purchased hereunder at the Second Closing as set forth in

                                                                    CONFIDENTIAL

Section 3 of the Securities Purchase Agreement; (ii) completion of the purchases and sales for the Second Closing under the Agreements with the Other Investors;
(iii) receipt of a certificate of an officer of the Investor certifying that each of the representations and warranties of the Investor set forth herein is true and correct as of the Second Closing Date; (iv) the fulfillment of those undertakings of the Investors to be fulfilled prior to the Second Closing; and
(v) if required under Nasdaq Marketplace Rule 4350(i)(D), the Company shall have obtained Shareholder Approval (as defined in Section 4.18 below) of the issuance of all Securities contemplated hereunder with respect to the Second Closing.

                        (b) The Investor's obligation to purchase the Shares and Warrants at the Second Closing shall be subject to the following conditions, any one or more of which may be waived by the Investor: (i) the representations and warranties of the Company set forth herein shall be true and correct as of the Second Closing Date in all material respects, except for representations and warranties that speak as of a certain date, which representations and warranties shall be true as of such date, (ii) the Investor shall have received such documents as such Investor shall reasonably have requested, including compliance and Secretary's certificates and a standard opinion of Company counsel as to the matters set forth in Sections 4.2(b) and 4.2(c) hereof with respect to the Securities purchased at the Second Closing and (iii) if required under Nasdaq Marketplace Rule 4350(i)(D), the Company shall have obtained Shareholder Approval (as defined in Section 4.18 below) of the issuance of the Securities contemplated hereunder with respect to the Second Closing by no later than August 15, 2003, (iv) the purchases and sales for the Second Closing under the Agreements with the Investors shall be completed for a total amount of up to $7,500,000; and (v) the Investor, or the nominee designated by the Investor, shall receive delivery, within one business day after the Second Closing Date, of one or more stock certificates representing the number of Shares and Warrants to purchase the number of shares of Common Stock with respect to the Second Closing as set forth in Section 3 of the Securities Purchase Agreement.

                3.3 Notwithstanding anything to the contrary contained herein, in no event shall the Company be obligated to issue, or the Investor be obligated to purchase, any Securities at the Second Closing in the absence of Shareholder Approval (as defined in Section 4.18 below).

        4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent reports on Form 10-K, Form 10-Q and Form 8-K (together with all exhibits thereto) (collectively, the "Exchange Act Documents"), which qualifies the following representations and warranties in their entirety (other than those set forth in Sections 4.1, 4.2, 4.3, 4.11, 4.12 and 4.22), the Company hereby represents and warrants to, and covenants with, the Investor, as follows:

                4.1 Organization. The Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) are duly organized and validly existing and in good standing under the laws of the jurisdiction of their respective organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the Exchange Act Documents and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon (i) the legality, validity or enforceability of any Transaction Documents, or (ii) the ability of the Company to perform on a timely basis its obligations under the Transaction Documents or (iii) the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (collectively, with (i) and (ii), a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                                                                    CONFIDENTIAL

                4.2     Due Authorization and Valid Issuance.

                        (a) The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents, and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by court decision or applicable law, including, without limitation, state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or the discretion of the court before which any proceeding is brought.

                        (b) The Securities being purchased by the Investor hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized and validly issued, and the Shares will, upon issuance pursuant to the terms hereof, be fully paid and nonassessable and free of (i) preemptive rights, co-sale rights, rights of first refusal or similar rights imposed by law or the Company and (ii) all liens, and encumbrances and restrictions imposed by law or the Company except for the restrictions on transfer set forth herein or imposed by applicable securities laws.

                        (c) The Underlying Shares have been duly and validly authorized and reserved for issuance, and upon exercise of the Warrants pursuant to their terms, including payment of the exercise price therefor, will be validly issued, fully paid and nonassessable and free of (i) preemptive rights, co-sale rights, rights of first refusal or similar rights imposed by law or the Company and (ii) all liens, and encumbrances and restrictions imposed by law or the Company except for the restrictions on transfer set forth herein or imposed by applicable Securities laws.

                4.3 Non-Contravention. The execution and delivery of the Transaction Documents, the issuance and sale of the Securities under the Agreements, the issuance of the Underlying Shares, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clause (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. Assuming the correctness of the representations and warranties of each of the Investors set forth in Section 5 hereof, the offer and sale of the Securities hereunder is exempt from registration under the Securities Act. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Transaction Documents and the valid issuance and sale of the Securities to be sold and issued pursuant to the Agreements, including the issuance of the Underlying Shares, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws and applicable NASD rules, which will be made in a timely manner except as set forth in Section 4.17.

                4.4 Capitalization. The capitalization of the Company is as set forth in the most recent applicable Exchange Act Documents, increased as set forth in the next sentence. The Company has not issued any capital stock since the date of the most recent applicable Exchange Act Document other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, (ii) outstanding warrants, options or other

                                                                    CONFIDENTIAL
securities disclosed in the Exchange Act Documents or (iii) quarterly dividends paid in shares of Common Stock on its outstanding shares of Preferred Stock as disclosed in the Exchange Act Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Agreements and the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, except as set forth in or contemplated by the Agreements and the Exchange Act Documents or as set forth on Schedule 4.4, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Securities or the issuance and sale thereof or the issuance of the Underlying Shares. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities except as set forth in Section 4.18. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Exchange Act Documents. Except as disclosed in the Exchange Act Documents, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

                4.5 Legal Proceedings. Except as set forth in the Exchange Act Documents, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened (i) to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the Exchange Act Documents or (ii) which adversely affects or challenges the legality, validity or enforceability of the Transaction Documents.

                4.6 No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

                4.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 4.1, 4.12, 4.13, and 4.14, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Exchange Act Documents except where such failure to currently possess would not have a Material Adverse Effect.

                4.8 Property. Except as disclosed in the Exchange Act Documents, the Company and its Subsidiaries (i) have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would interfere with the use made thereof by them and (ii) hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made thereof by them, except in each case when the failure to so have or hold such properties would not have a Material Adverse Effect.

                4.9 Intellectual Property. Except as specifically disclosed in the Exchange Act Documents (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names, designs, manufacturing or other processes, systems, data compilation, research results, know-how or other proprietary rights (collectively, "Intellectual Property") that are necessary for the conduct of its business as now conducted or as proposed to be conducted as

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described in the Exchange Act Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries is infringing, or has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property.

        Except as disclosed in the Exchange Act Documents, all material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company thereunder.

        The Company and the Subsidiaries have taken commercially reasonable steps required in accordance with sound business practice and business judgment to establish and preserve their ownership of all Intellectual Property with respect to their business plans, strategies, products and technology. Each employee, consultant and contractor who has had access to material confidential information or trade secrets of the Company or its Subsidiaries has executed an agreement to maintain the confidentiality of such information and, except under confidentiality obligations, to the knowledge of the Company, there has been no material disclosure of any of the Company's or its Subsidiary's confidential information or trade secrets to any third party. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's engagement in business activities of any nature that, individually or in the aggregate, would have a Material Adverse Effect. To the knowledge of the Company, no person is making unauthorized use of any confidential information or trade secrets of the Company.

                4.10 Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries on a consolidated basis, as of the dates indicated, and the results of its operations, cash flows and shareholders' equity for the periods therein specified consistent with the books and records of the Company and its Subsidiaries on a consolidated basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents. Based on the financial condition of the Company as of the Closing Date and assuming the Closing has occurred, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted as disclosed in the Company's Form 10-K for the year ended December 31, 2002 including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                4.11 Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's

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general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

                4.12 Sarbanes-Oxley Act. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, and the applicable rules and regulations promulgated by the Securities and Exchange Commission thereunder, except where such noncompliance would not have a Material Adverse Effect.

                4.13 No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since December 31, 2002, there has not been (i) any Material Adverse Effect affecting the Company and its Subsidiaries considered as one enterprise, (ii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect.

                4.14 Disclosure. The representations and warranties of the Company contained in this Section 4 as of the date hereof and as of the applicable Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for the material terms and conditions of the transactions contemplated by this Agreement, all of which will be publicly disclosed by the Company promptly following the First Closing Date, the Company confirms that neither it nor any Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes material, non-public information concerning the Company. The Company hereby confirms its understanding that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

                4.15 NASDAQ Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. National Market (the "Nasdaq National Market"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company any knowledge of any fact or circumstance that may give rise to such event or received any notification that the SEC or the NASD is contemplating terminating such registration or listing.

                4.16 Reporting Status; Form S-3 Eligibility. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The Company satisfies the eligibility requirements for the use of Form S-3 under the Securities Act set forth in General Instruction I.A. to Form S-3. All documents filed with the SEC in the 12 months preceding the applicable closing date, including the documents listed in parts (a) through (e) of this
Section 4.15, complied in all material respects with the SEC's requirements as of their respective filing dates and do not contain any non-GAAP financial measures prohibited by Regulation G, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

                        (a) Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/A filed on March 31, 2003;

                        (b)     Definitive Proxy Statement, filed on April 25,
                                2003;

                        (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

                        (d) Current Reports on Form 8-K, filed on March 11, 2003; and

                        (e) All other documents, if any, filed by the Company with the SEC since December 31, 2002 pursuant to the reporting requirements of the Exchange Act.

                4.17 Listing. Within three (3) days after the First Closing Date, the Company shall have filed with the NASD a Notification Form for the Listing of Additional Shares with respect to the Shares and the

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

Underlying Shares and the listing thereof on the Nasdaq National Market. The Company shall use commercially reasonable efforts to maintain the listing of the Shares and Underlying Shares.

                4.18 Shareholder Approval. No approval of the shareholders of the Company is required pursuant to law, rule of the NASD or SEC or otherwise for the Company to issue the Securities contemplated by the Agreements to be issued and sold by the Company at the First Closing. The Company shall use its reasonable best efforts to call a meeting of its shareholders to be held as soon as practicable in approximately thirty (30) days after the First Closing Date for the purpose of voting upon and approving (i) the issuance of the Shares and the Warrants at the Second Closing and the issuance in full, without regard to whether such issuance is below-market, of the Shares and Underlying Shares upon the exercise of the Warrants or otherwise (the "Shareholder Approval"). The Company shall recommend to its shareholders approval of such matters. The Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of such matters sufficient to comply with all relevant legal requirements, including, without limitation, Nasdaq Marketplace Rule 4350(i) promulgated by the NASD, and shall vote such proxies and, shall use its reasonable best efforts to cause all "affiliates" (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of the Company to vote any shares of Common Stock beneficially owned by such persons or entities, in favor of such matters.

                4.19 Company not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Securities will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

                4.20 Environmental. None of the premises or any properties owned, occupied or leased by the Company or its Subsidiaries (the "Premises") has been used by the Company or the Subsidiaries or, to the Company's knowledge, by any other person, to manufacture, treat, store, or dispose of any substance that has been designated to be a "hazardous substance" under applicable Environmental Laws ("Hazardous Substances") in violation of any applicable Environmental Laws (hereinafter defined). To its knowledge, the Company has not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Company or, to the Company's knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Company under applicable Environmental Laws. The Company and, to the Company's knowledge, any other person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the "Environmental Laws"). Neither the Company nor, to the Company's knowledge, any other person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Company's knowledge, threatened against the Company or, to the Company's knowledge, any such person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Company, there is no basis for the institution of any such proceeding, suit or investigation.

                4.21 Insurance. The insurance policies providing insurance coverage to the Company or its Subsidiaries including, without limitation, for product liability are adequate for the business conducted by the Company and its Subsidiaries and are sufficient for compliance by the Company and its Subsidiaries with all requirements of law and all material agreements to which the Company or its Subsidiaries are a party or by which any of their assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company and its Subsidiaries have complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Company or its Subsidiaries an intention to cancel any such policy.

                4.22 Absence of Certain Business Practices. Neither the Company, nor to the knowledge of the Company, any agent or employee of the Company, any other person acting on behalf of or associated with the Company, or any individual related to any of the foregoing persons, acting alone or together, has: (i) received,

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

directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other person with whom the Company has done business directly or indirectly; or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (A) may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, may have had an adverse effect on the Company or (C) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company or subject the Company to suit or penalty in any private or governmental litigation or proceeding.

                4.23 Products and Services. To the knowledge of the Company, there exists no set of facts (i) which could furnish a basis for the withdrawal, suspension or cancellation of any registration, license, permit or other governmental approval or consent of any governmental or regulatory agency, domestic or foreign, with respect to any product or service developed or provided by the Company or its Subsidiaries, (ii) which could furnish a basis for the withdrawal, suspension or cancellation by order of any state, federal or foreign court of law of any product or service, or (iii) which could have a Material Adverse Effect on the continued operation of any facility of the Company or its Subsidiaries or which could otherwise cause the Company or its Subsidiaries to withdraw, suspend or cancel any such product or service from the market or to change the marketing classification of any such product or service. Each product or service provided by Company or its Subsidiaries has been provided in accordance in all material respects with the specifications under which such product or service normally is and has been provided and the provisions of all applicable domestic or foreign laws or regulations.

                4.24 Accountants. KPMG LLP, who the Company expects will issue their report with respect to the financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 into the Registration Statement (as defined below) and the prospectus which forms a part thereof ("Prospectus"), are independent accountants or auditors as required by the Securities Act and the rules and regulations promulgated thereunder.

                4.25 Contracts. The contracts described in the Exchange Act Documents that are currently material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect. The Company is not party to any contract that is required to be filed as an exhibit to any Exchange Act Document, except such contracts as are filed as exhibits to the Exchange Act Documents.

                4.26 Transactions with Related Parties. Except as disclosed in the Exchange Act Documents, there have been no transactions between the Company and any of its directors or executive officers (or members of their immediate families) or any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company's voting securities that are required to be disclosed in the Exchange Act Documents.

                4.27 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

                4.28 Transfer Taxes. On the applicable Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

                4.29 Private Offering. Assuming the correctness of the representations and warranties of each of the Investors set forth in Section 5, the offer and sale of Securities hereunder is exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the First Closing Date any offering materials in connection with this Offering and sale of the Securities other than the documents of which this Agreement is a part or the Exchange Act Documents. The Company has not in the past nor will it hereafter take any

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

action, directly or indirectly, to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities as contemplated by this Agreement, within the provisions of
Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

                4.30 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's knowledge, is imminent.

                4.31 Removal of Legends. The Company shall promptly after the effectiveness of the Registration Statement (as defined in Section 7.1(a)) cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue the Registrable Securities (as defined in Section 7.1(a)) without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement. The Company agrees that, no later than four business days following the delivery by the Investor (i) to the Company or the Company's transfer agent of a certificate representing Securities (including Underlying Shares) issued with a restrictive legend and (ii) any opinion of counsel, such opinion and such counsel to be reasonably acceptable to the Company, and other documentation as the Company may reasonably request, deliver or cause to be delivered to such Investor or its designee a certificate representing such Securities that is free from all restrictive and other legends.

                4.32 Use of Proceeds. The Company shall use the proceeds from the Offering for working capital, general corporate purposes and strategic acquisitions, if any.

                4.33 Brokers or Finders. Except for the Placement Agent and MC Services (which has acted as a finder for the transactions contemplated by the Agreement), the Company has not dealt with any broker or finder in connection with the transactions contemplated by the Agreements, and except for certain fees and expenses payable by the Company to the Placement Agent, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with the transactions contemplated by the Agreements. The Company is obligated to pay the Placement Agent or its designees, in accordance with the terms of the Placement Agent Agreement dated as of May 7, 2003 between the Company and the Placement Agent, the following placement agent fees: (i) cash commissions equal to 7% of the gross proceeds received from the sale of the Securities sold at each of the First Closing and the Second Closing; and (ii) warrants to purchase 3% of that number of Shares sold at each of the First Closing and the Second Closing, such warrants to have the same terms, conditions, rights and preferences as the Warrants (the "Placement Agent Warrants"); provided, however, that the Placement Agent shall only receive cash in an amount equal to 3.5% of the gross proceeds received from the sale of the Securities sold at each of the First Closing and the Second Closing to MC Services Purchasers (as defined below) and warrants to purchase 1.5% of that number of Shares sold at each of the First Closing Date and the Second Closing Date to MC Services Purchasers. Pursuant to an agreement between the Company and MC Services dated as of May 7, 2003 (the "Finder's Agreement"), the Company is obligated to pay MC Services, as a finder for investors in the Offering, cash commissions equal to 3.5% of the gross proceeds received from the sale of the Securities sold at each of the First Closing and the Second Closing of the Offering to certain Investors identified by MC Services (the "MC Services Purchasers").

        5.      Representations, Warranties and Covenants of the Investor.

                5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor is acquiring the Securities set forth in Section 3 of the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, however, nothing shall limit the Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws and nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time; (iii) the Investor

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

will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions in the Securities Purchase Agreement for use in preparation of the Registration Statement and the answers thereto are true, correct and complete in all material respects as of the date hereof and will be true, correct and complete in all material respects as of the applicable Closing Date; (v) the Investor will notify the Company in writing immediately of any material change in any of such information until such time as the Investor has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the Securities set forth in Section 3 of the Securities Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. Investor understands that the Securities purchased hereunder have to be held indefinitely unless there is an effective Registration Statement or an applicable exemption from the registration requirements under the Securities Act with respect to the Securities, and the Investor is able to bear the economic risk of an investment in the Securities.

                5.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

                5.3 The Investor hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of this Agreement, including Section 7.2 hereof, and if selling pursuant to the Registration Statement, without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 7.2(c).

                5.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Investors herein may be legally unenforceable.

                5.5 Investor will not use any of the restricted Securities acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

                5.6 The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

        6. Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the

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payment therefor, until the second anniversary of the date hereof. All covenants and agreements made by the Company and the Investor herein shall survive in accordance with the terms hereof.

        7.      Registration of the Shares; Compliance with the Securities Act.

                7.1 Registration Procedures and Other Matters. The Company shall:

                        (a) (i) subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, promptly following the First Closing but no later than 30 days after the First Closing Date (the "Filing Date"), prepare and file with the SEC a registration statement on Form S-3 or such other successor form (except that if the Company is not then eligible to register for resale the Registrable Securities (as defined below) on Form S-3, in which case such registration shall be on Form S-1 or any successor form) (a "Registration Statement") to enable the resale of the Shares and the Underlying Shares (collectively, the "Registrable Securities") issued or issuable in connection with the Shares and Warrants issued at the First Closing (the "First Closing Registrable Securities"), by the Investors or their transferees from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions and, if the Company has not filed the Registration Statement by the Filing Date, then the Company shall pay in cash as liquidated damages for such failure and not as a penalty to each Investor an amount equal to one and one-half percent (1.5%) of such Investor's pro rata share of the purchase price paid by all Investors for Shares purchased pursuant to the Agreements and then outstanding and owned by such Investor, for each thirty (30) day period thereafter, which shall be pro rated for such periods less than thirty (30) days, until a Registration Statement has been filed;

                        (ii) if the Second Closing occurs, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, promptly following the Second Closing but no later than 20 days after the Second Closing Date (the "Additional Filing Date"), prepare and file with the SEC a Registration Statement, or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective, to enable the resale of the Registrable Securities issued or issuable in connection with the Shares and Warrants issued at the Second Closing (the "Second Closing Registrable Securities"), by the Investors or their transferees from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions and, if the Company is required to but has not filed such Registration Statement or amendment by the Additional Filing Date, then the Company shall pay in cash as liquidated damages for such failure and not as a penalty to each Investor an amount equal to one and one-half percent (1.5%) of such Investor's pro rata share of the purchase price paid by all Investors for Shares purchased pursuant to the Agreements and then outstanding and owned by such Investor, for each thirty (30) day period thereafter, which shall be pro rated for such periods less than thirty (30) days, until such Registration Statement or amendment has been filed;

                        (b) use commercially reasonable efforts, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, to cause the Registration Statement to become effective as soon as practicable; provided, however, that if (x) a Registration Statement covering the First Closing Registrable Securities has not been declared effective by the SEC within ninety
(90) days following the First Closing Date (or one hundred and twenty (120) days if the SEC reviews the Registration Statement), or (y) a Registration Statement covering the Second Closing Registrable Securities has not been declared effective by the SEC within ninety (90) days following the Second Closing Date (or one hundred and twenty (120) days if the SEC reviews the Registration Statement), then the Company shall pay in cash as liquidated damages for each such failure and not as a penalty to each Investor an amount equal to one and one-half percent (1.5%) of such Investor's pro rata share of the purchase price paid by all Investors for Shares purchased pursuant to the Agreements and then outstanding, for each thirty (30) day period thereafter, which shall be pro rated for such periods less than thirty (30) days, until the Registration Statement has been declared effective.

                        (c) use its reasonable best efforts to cause such Registration Statement to remain continuously effective, subject to the terms of
Section 7.2(c) below, prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith (and the applicable Exchange Act reports incorporated therein by reference, so filed on a timely basis) as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period ending on the date that is, with respect to each Investor's Registrable Securities purchased hereunder,

                                                                    CONFIDENTIAL

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

the earlier of (i) the date on which the Investor may sell all Registrable Securities then held by the Investor without restriction under Rule 144(k), or
(ii) such time as all Registrable Securities purchased by such Investor in this Offering have been sold pursuant to a registration statement;

                        (d) so long as the Investor holds Registrable Securities, provide copies to and permit legal counsel designated by the Investor to review the Registration Statement and all amendments and supplements thereto, no fewer than three business days prior to their filing with the SEC, and not file any Registration Statement, amendment or supplement thereto to which a holder of the Investor's Registrable Securities reasonably objects in writing within such three business day period;

                        (e) furnish to the Investor with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (under cover of the form of letter attached hereto as Exhibit D) and preliminary Prospectuses ("Preliminary Prospectuses" and individually, "Preliminary Prospectus") in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable prospectus delivery requirements under the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

                        (f) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                        (g) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, including up to $25,000 for all Investors in the aggregate (or pro rata in relation to the purchase price paid for the Securities purchased by each Investor if, in the aggregate, such expenses exceed $25,000) in connection with any review by the Investor's counsel of the Registration Statement;

                        (h) promptly notify the Investors after it receives notice of the time when the Registration Statement has been declared effective by the SEC, or when a supplement or amendment to any Registration Statement has been filed with the SEC;

                        (i) advise the Investor, promptly: (a) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and (b) at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of an event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                        (j) use its reasonable best efforts to comply in all material respects with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 3-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

        With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available,

                                                                    CONFIDENTIAL
as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor's Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor's Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act; (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q (exclusive of exhibits thereto), and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of such Registrable Securities without registration.

        In no event at any time before the Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other registration statement, other than registrations on Form S-4, Form S-8 or any successor forms thereof, without the prior written consent of a majority in interest of the Investors.

        The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

                        (k) The Plan of Distribution set forth in the Registration Statement shall be as set forth in Exhibit C to the Securities Purchase Agreement attached hereto.

                7.2     Transfer of Shares After Registration, Suspension.

                        (a) The Investor agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 (including, without limitation, the plan of distribution contained therein) and as described below or as otherwise permitted by law, and that it will promptly notify the Company in writing of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

                        (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i), and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

                        (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement

                                                                    CONFIDENTIAL
of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall promptly deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably possible within 20 business days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).

                        (d)     Notwithstanding the other paragraphs of this
Section 7.2, the Investor shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period; provided, however, to the extent any Suspension exceeds thirty (30) days in duration (the "Excess Period") and during any Suspension after the second Suspension in any 12-month period (the "Excess Suspension"), the Company shall pay in cash as liquidated damages and not as a penalty to each Investor an amount equal to one and one half percent (1.5%) of such Investor's pro rata share of the purchase price paid by all Investors for shares purchased pursuant to the Agreements and then outstanding and owned by such Investor, for each thirty (30) day period of any Excess Period or Excess Suspension, which shall be pro rated for such period less than thirty (30) days, until the Suspension ends.

                        (e) Subject to Section 7.2(d), provided that a Suspension is not then in effect, the Investor may sell Registrable Securities under the Registration Statement in the manner set forth under the caption "Plan of Distribution" in the Prospectus, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

                        (f) In the event of a sale of Registrable Securities by the Investor pursuant to the Registration Statement, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit B, so that the Registrable Securities may be properly transferred.

                7.3     Indemnification. For the purpose of this Section 7.3:

                (i) the term "Selling Shareholder" shall include the Investor and any affiliate of such Investor;

                (ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 7.1; and

                (iii) the term "untrue statement" shall include any untrue statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading.

                        (a) The Company agrees to indemnify and hold harmless each Selling Shareholder and its officers, directors, members and their respective successors and assigns (collectively, the "Selling Shareholder Indemnified Parties") from and against any third party losses, claims, damages or liabilities to which such Selling Shareholder Indemnified Parties may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein, or failure to comply with

                                                                    CONFIDENTIAL
the covenants and agreements of the Company contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Shareholder Indemnified Parties for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder Indemnified Parties specifically for use in preparation of the Registration Statement, a breach of any representations or warranties made by such Selling Shareholder herein, or the failure of such Selling Shareholder Indemnified Parties to comply with its covenants and agreements contained in Sections 5.1, 5.2, 5.3 and 7.2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder Indemnified Party prior to the pertinent sale or sales by the Selling Shareholder Indemnified Party. The Company shall reimburse each Selling Shareholder Indemnified Party for the amounts provided for herein on demand as such expenses are incurred.

                        (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any third party losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any breach of the representations and warranties of the Investor contained herein, (ii) any failure to comply with the covenants and agreements of the Investor contained herein, or (iii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case maybe, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor's obligation to indemnify the Company or any other persons hereunder shall be limited to the amount by which the net amount received by the Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement or omission, provided further that, with respect to any indemnification obligation arising under clause (iii) of this paragraph (b), such obligation shall be limited to the net amount received by the Investor from the sale of the Registrable Securities included in the Registration Statement in question.

                        (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for

                                                                    CONFIDENTIAL
all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                        (d)     If the indemnification provided for in this
Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joint with any other Selling Shareholders.

                        (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section
7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

                7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Securities or the Registrable Securities, as applicable, shall cease and terminate as to any particular Securities or the Registrable Securities, as applicable, when such Securities or the Registrable Securities, as applicable, shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering the Registrable Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

                7.5 Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Investor, the Company will furnish to the Investor:

                                                                    CONFIDENTIAL

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

                        (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

                        (b) upon the request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 7.5 as filed with the SEC and all other information that is made available to shareholders; and

                        (c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

        8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

                (a)     if to the Company, to:

                        Orthovita, Inc.
                        45 Great Valley Parkway
                        Malvern, PA  19355
                        Attn: Chief Financial Officer
                        Tel: (610) 640-1775
                        Fax: (610) 640-2603

                (b)     with a copy to:

                        Morgan, Lewis & Bockius LLP
                        1701 Market St.
                        Philadelphia, PA  19103
                        Attn: Richard A. Silfen, Esquire
                        Tel: (215) 963-5000
                        Fax: (215) 963-5001

                (c) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

        9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the majority in interest of the Investors.

        10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        12. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Philadelphia, Pennsylvania, for the adjudication of any dispute hereunder or in connection herewith or with any transactions contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in

                                                                    CONFIDENTIAL

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

any proceeding any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

        13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

        14. Expenses In addition to the Company's obligation to reimburse the Investors for certain legal fees as set forth in Section 7.1(g) above, the Company shall be responsible for the payment of the Investors' reasonable legal fees and other out-of-pocket expenses that they incur with respect to the negotiation, execution and delivery of the Agreements and the transactions contemplated thereby, up to a maximum of $25,000 for all Investors in the aggregate (or pro rata in relation to the purchase price paid for the securities purchased by each Investor if, in the aggregate, such expenses exceed $25,000).

        15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Each Investor's rights under Section 7 hereunder to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Investor if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned;
(iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

        16. Confidential Information. The Investor represents to the Company that, at all times during the Company's offering of the Securities, the Investor has maintained in confidence all non-public information, if any, regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least 15 days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

Notwithstanding anything in this Agreement to the contrary, each prospective Investor (and any employee, representative or other agent of such or any prospective Investor) may disclose to any and all persons, without limitation of any kind, the United States federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such United States federal income tax treatment and tax structure. However, any such information relating to the United States federal income tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

        17. Securities Laws Disclosure; Publicity. The Company shall (i) on or promptly after the First Closing Date, issue a press release disclosing the transactions contemplated hereby and acceptable to Investors purchasing a majority of the Shares at the First Closing, and (ii) after the First Closing Date, file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby. Except as provided in the preceding sentence, neither the Company nor the Investors shall make any press release or other publicity about the terms of this Agreement or the transactions contemplated hereby without the prior approval of the other unless otherwise required by law.

                                                                    CONFIDENTIAL

        18. Heartland Value Plus Fund. The Company understands and agrees that Heartland Group, Inc. is entering into this Agreement solely on behalf of Heartland Value Plus Fund and that any claims that the Company may have against Heartland Group, Inc. under the Securities Purchase Agreement or otherwise in connection with the transactions contemplated hereby shall only be made against the assets of the Heartland Value Plus Fund.

        19. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

        20. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance hereunder. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                                                                    CONFIDENTIAL

                Exhibit B - to the Securities Purchase Agreement

                         CERTIFICATE OF SUBSEQUENT SALE

StockTrans, Inc.
7 E. Lancaster Avenue
Ardmore, PA  19003

                RE: Sale of Shares of Common Stock of Orthovita, Inc. (the "Company") pursuant to the Company's Prospectus dated _______________, 200__ (the "Prospectus")

Dear Sir/Madam:

        The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Security Holders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that the undersigned has delivered the Prospectus provided by the Company for such purposes in accordance with the prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Security Holder (the beneficial owner): ________________________________

Record Holder (e.g., if held in name of nominee): ______________________________

Restricted Stock Certificate No.(s): ___________________________________________

Number of Shares Sold: _________________________________________________________

Date of Sale: __________________________________________________________________

        In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                        Very truly yours,

Dated:                                  By:
        --------------------               ------------------------------------

                                        Print Name:
                                                    ---------------------------

                                        Title:
                                               --------------------------------

cc:     Orthovita, Inc.
        45 Great Valley Parkway
        Malvern, PA  19355

                                                                    CONFIDENTIAL

                Exhibit C - to the Securities Purchase Agreement

                              PLAN OF DISTRIBUTION

        We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the Nasdaq National Market, any other exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

        .       a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a
                portion of the block as principal to facilitate the transaction;
        .       purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;
        .       ordinary brokerage transactions and transactions in which the broker solicits purchases;
        .       through options, swaps or derivatives;
        .       in privately negotiated transactions;
        .       in making short sales or in transactions to cover short sales;
                and
        .       put or call option transactions relating to the shares.

        The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders may also sell shares of common stock short and deliver shares covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

        The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

        The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. Orthovita has agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify Orthovita against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

        The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

                                                                    CONFIDENTIAL

        Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

        Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

                .       the name of each such selling security holder and of the
                        participating broker-dealer(s);
                .       the number of shares involved;
                .       the initial price at which the shares were sold;
                .       the commissions paid or discounts or concessions allowed
                        to the broker-dealer(s), where applicable;
                .       that such broker-dealer(s) did not conduct any
                        investigation to verify the information set out or
                        incorporated by reference in this prospectus; and
                .       other facts material to the transactions.

        In addition, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

                Expenses Associated with Registration. We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                                                    CONFIDENTIAL

                   Exhibit D to Securities Purchase Agreement
                                 Orthovita, Inc.

                                __________, 200_

        Re:     Orthovita, Inc.; Registration Statement on Form S-3

Dear Selling Security Holder:

        Enclosed please find five (5) copies of a prospectus dated _______________, _____ (the "Prospectus") for your use in reselling your shares of common stock, $.01 par value per share, including those received upon exercise of warrants to purchase common stock (the "Shares"), of Orthovita, Inc. (the "Company"), under the Company's Registration Statement on Form S-3
(Registration No. 333-     ) (the "Registration Statement"), which has been
declared effective by the Securities and Exchange Commission. As a selling security Holder under the Registration Statement, you have an obligation to deliver a copy of the Prospectus to each purchaser of your Shares, either directly or through the broker-dealer who executes the sale of your Shares.

        The Company is obligated to notify you in the event that it suspends trading under the Registration Statement in accordance with the terms of the Securities Purchase Agreement between the Company and you. During the period that the Registration Statement remains effective and trading thereunder has not been suspended, you will be permitted to sell your Shares which are included in the Prospectus under the Registration Statement. Upon a sale of any Shares under the Registration Statement, you or your broker will be required to deliver to the Transfer Agent, EquiServe, (1) your restricted stock certificate(s) representing the Shares, (2) instructions for transfer of the Shares sold, and
(3) a representation letter from your broker, or from you if you are selling in a privately negotiated transaction, or from such other appropriate party, in substantially the form of Exhibit B to the Securities Purchase Agreement attached hereto (the "Representation Letter"). The Representation Letter confirms that the Shares have been sold pursuant to the Registration Statement and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale was made in accordance with all applicable securities laws, including the prospectus delivery requirements.

        Please note that you are under no obligation to sell your Shares during the registration period. However, if you do decide to sell, you must comply with the requirements described in this letter or otherwise applicable to such sale. Your failure to do so may result in liability under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Please remember that all sales of your Shares must be carried out in the manner set forth under the caption "Plan of Distribution" in the Prospectus if you sell under the Registration Statement. The Company may require an opinion of counsel reasonably satisfactory to the Company if you choose another method of sale. Please also note that in order to sell the shares underlying your warrant, you must first exercise the warrant and receive the underlying common stock. You should consult with your own legal advisor(s) on an ongoing basis to ensure your compliance with the relevant securities laws and regulations.

        In order to maintain the accuracy of the Prospectus, you must notify the undersigned upon the sale, gift, or other transfer of any Shares by you, including the number of Shares being transferred, and in the event of any other change in the information regarding you which is contained in the Prospectus. For example, you must notify the undersigned if you enter into any arrangement with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Depending on the circumstances, such transactions may require the filing of a supplement to the prospectus in order to update the information set forth under the caption "Plan of Distribution" in the Prospectus.

        Should you need any additional copies of the Prospectus, or if you have any questions concerning the foregoing, please write to me at Orthovita, Inc., 45 Great Valley Parkway, Malvern, PA 19355. Thank you.

                                                   Sincerely,

                                                   Chief Executive Officer

                                                                    CONFIDENTIAL